UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2014

SEARCHCORE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51225	43-2041643
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Northeast Loop 323
Tyler, TX 75708

(Address of principal executive offices) (zip code)

(855) 266-4663

(Registrant’s telephone number, including area code)

_______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement.

On May 19, 2014, we sold the domain names listed in our Current Report on Form 8-K dated May 12, 2014, and filed with the Commission on May 23, 2014, to Platinum Technology Ventures, LLC. In connection with Platinum’s acquisition of those domain names, and to assist in its operations, we agreed to loan Platinum Fifteen Thousand Dollars ($15,000) per month for six (6) months, for an aggregate loan of Ninety Thousand Dollars ($90,000). Platinum was obligated to begin repaying this loan seven (7) months after it was issued, and its repayment obligations will continue for the following six (6) months.

After making payments to Platinum in the sum of Forty Five Thousand Dollars ($45,000), on October 28, 2014, we entered into a Waiver and Mutual Release, pursuant to which both parties agreed to release one another from any and all rights and liabilities arising under the promissory note pertaining to the operating expense payments. Accordingly, we have no continuing obligation to make operating expense payments to Platinum, and Platinum has no obligation to repay the monies already paid.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1(1)	Non-Recourse Secured Promissory Note dated May 19, 2014 (Operating Expenses)

10.2	Waiver and Mutual Release

(1) Incorporated by reference from our Current Report on Form 8-K dated May 12, 2013, and filed with the Securities and Exchange Commission on May 23, 2013.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SearchCore, Inc.

Dated: October 29, 2014		/s/ James Pakulis
	By:	James Pakulis
	Its:	President and Chief Executive Officer